Exhibit 21

REGIONS FINANCIAL CORPORATION

SUBSIDIARIES AT DECEMBER 31, 2011

1.	14302 Marina San Pablo Place, SPE, LLC (6)
2.	A-F Leasing, LLC (2)
3.	A-F Leasing, Ltd. (2)
4.	Albrecht & Associates of Delaware, Inc. (5)
5.	AmSouth Finance Corporation (2)
6.	Central Collier Management, LLC (6)
7.	Crockett Adjustment, Inc. (4)
8.	Crestmoor One, LLC (5)
9.	Entrada Estates LLC (6)
10.	FMLS, Inc. (9)
11.	Former WT, Inc. (9)
12.	Grand Reserve RF, LLC (6)
13.	LMIW Acquisition Management, LLC (6)
14.	LMIW I, LLC (6)
15.	LMIW II, LLC (6)
16.	LMIW III, LLC (6)
17.	LMIW IV, LLC (6)
18.	LMIW V, LLC (6)
19.	LMIW VI, LLC (2)
20.	LMIW VII, LLC (2)
21.	LMIW IX, LLC (fka Crestmoor Two, LLC) (5)
22.	MCB Life Insurance Company (9)
23.	Merchant Bankers, Inc. (9)
24.	MICB, Inc. (5)
25.	MK Asset, Inc. (5)
26.	MK Holding, Inc. (2)
27.	MK Investment Management, Inc. (5)
28.	MK Louisiana Charitable Healthcare Facilities Fund LLC (5)
29.	MK Mezzanine Management, LLC (5)
30.	Morgan Asset Management, Inc. (9)
31.	Morgan Keegan Capital Services, LLC (9)
32.	Morgan Keegan Financial Products, Inc. (9)
33.	Morgan Keegan Financial Services, LLC (5)
34.	Morgan Keegan Fund Management, Inc. (9)
35.	Morgan Keegan Funding Corporation (9)
36.	Morgan Keegan Mortgage Company, Inc. (9)
37.	Morgan Keegan Municipal Products, Inc. (5)
38.	Morgan Keegan Structured Products, Inc. (5)
39.	Morgan Keegan & Company, Inc. (9)
40.	Morgan Properties, LLC (9)
41.	North South Land Holdings, LLC (2)
42.	Oarlock Asset Management, LLC (2)
43.	Oarlock Asset Management One, LLC (2)
44.	Provence Place GP, Inc. (8)
45.	Provence Place, LP (7)
46.	RAMCO - FL Holding, Inc. (2)
47.	RB Affordable Housing, Inc. (2)
48.	RFC Financial Services Holding LLC (5)
49.	Regions Agency, Inc. (2)
50.	Regions Asset Company (5)
51.	Regions Asset Holding Company (2)

52.	Regions Asset Management Company, Inc. (2)
53.	Regions Bank (1)
54.	Regions Business Capital Corporation (5)
55.	Regions Capital Advantage, Inc. (fka UPB Investment, Inc.) (9)
56.	Regions Community Development Corporation (non profit) (9)
57.	Regions Equipment Finance Corporation (2)
58.	Regions Equipment Finance, Ltd. (2)
59.	Regions Hong Kong Limited (11)
60.	Regions Insurance Agency of Arkansas (4)
61.	Regions Insurance Group, Inc. (9)
62.	Regions Insurance Services of Alabama, Inc. (2)
63.	Regions Insurance Services, Inc. (9)
64.	Regions Insurance, Inc. (4)
65.	Regions Investment Management Holding Company (5)
66.	Regions Investment Services, Inc. (2)
67.	Regions Life Insurance Company (3)
68.	Regions Provence Place, LLC (2)
69.	Regions Reinsurance Corporation (10)
70.	Regions Securities LLC (5)
71.	RMK Global Timberland Fund Management S.a.r.l. (12)
72.	RTGC 46 Management, LLC (6)
73.	Southeastern Legacy Insurance Company (fka First AmTenn Life Insurance Company) (3)
74.	Southpoint Residential Mortgage Securities Corporation (9)
75.	Union Planters Hong Kong, Inc. (9)
76.	Union Planters Preferred Funding Corp. (5)
77.	UPB Holdings, Inc. (5)
78.	UPBNA Holdings, Inc. (5)
79.	UPTENCO, Inc. (9)
80.	Verna Asset Management, LLC (6)

(1)	Affiliate state bank chartered under the banking laws of Alabama.
(2)	Incorporated under the laws of Alabama.
(3)	Incorporated under the laws of Arizona.
(4)	Incorporated under the laws of Arkansas.
(5)	Incorporated under the laws of Delaware.
(6)	Incorporated under the laws of Florida.
(7)	Incorporated under the laws of Georgia.
(8)	Incorporated under the laws of Massachusetts.
(9)	Incorporated under the laws of Tennessee.
(10)	Incorporated under the laws of Vermont.
(11)	Incorporated under the laws of the Peoples’ Republic of China.
(12)	Incorporated under the laws of Luxembourg.